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                                                                   EXHIBIT 10.10

                            STOCKHOLDERS' AGREEMENT
                           DATED AS OF APRIL 8, 1996
                                    BETWEEN
                                CYBERONICS, INC
                                      AND
                             ST. JUDE MEDICAL, INC.
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                               TABLE OF CONTENTS

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                                                                                                                 PAGE
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
SECTION 1--Definitions......................................................................................           1

  1.1      Certain Definitions..............................................................................           1

SECTION 2--Restrictions on Transfer; Right of First Refusal.................................................           2

  2.1      Restrictions on Transferability..................................................................           2
  2.2      Right of First Refusal...........................................................................           3
  2.3      Restrictive Legends..............................................................................           4

SECTION 3--Registration Rights..............................................................................           4

  3.1      Requested Registration...........................................................................           4
  3.2      Piggy-Back Registration..........................................................................           6
  3.3      Registration Procedures..........................................................................           7
  3.4      Indemnification..................................................................................           7
  3.5      Information by Holders...........................................................................          10
  3.6      Rule 144 Reporting...............................................................................          10
  3.7      Transfer of Registration Rights..................................................................          10
  3.8      Termination of Registration Rights...............................................................          10

SECTION 4--Covenants of St. Jude............................................................................          10

  4.1      Limitation on Ownership of CYBX Common Stock.....................................................          10
  4.2      Voting...........................................................................................          11
  4.3      Voting Trust, etc................................................................................          11
  4.4      Solicitation of Proxies..........................................................................          11
  4.5      Acts in Concert with Others......................................................................          12

SECTION 5--Other Agreements.................................................................................          12

  5.1      Board Observer Rights............................................................................          12
  5.2      Confidential Information.........................................................................          12

SECTION 6--Miscellaneous....................................................................................          12

  6.1      Termination......................................................................................          12
  6.2      Governing Law....................................................................................          12
  6.3      Successors and Assigns...........................................................................          12
  6.4      Entire Agreement; Amendment......................................................................          12
  6.5      Notices and Dates................................................................................          13
  6.6      Severability.....................................................................................          13
  6.7      Costs and Expenses...............................................................................          13
  6.8      No Third Party Rights............................................................................          13
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                            STOCKHOLDERS' AGREEMENT

    THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of this 8th day of April, 1996, between Cyberonics, Inc, a Delaware corporation ("CYBX"), and St. Jude Medical, Inc., a Minnesota corporation ("St. Jude").

    A. Concurrent with the execution hereof, the parties have executed and delivered an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of CYBX by St. Jude under the terms and conditions set forth therein;

    B. Concurrent with the execution hereof, the parties have also executed and delivered a Common Stock Purchase Agreement (the "Purchase Agreement") pursuant to which St. Jude may acquire 2,181,818 shares of CYBX Common Stock (the "Shares");

    C. As a condition to the obligation of St. Jude to purchase and CYBX to sell the Shares, the parties have agreed to the additional rights and obligations with respect to the Shares and certain other matters as set forth in this Agreement;

    NOW, THEREFORE, The parties hereby agree as follows:

                                   SECTION 1
                                  DEFINITIONS

    1.1  CERTAIN DEFINITIONS.  As used in this Agreement:

        (a) "COMMISSION" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        (b) "CONTROLLED CORPORATION" shall mean a corporation of which 100% of the stock entitled to participate in the election of directors is owned by St. Jude.

        (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        (d) "GROUP" shall have the meaning comprehended by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (e) "HOLDER" shall mean the St. Jude, any Controlled Corporation holding Restricted Stock and any transferee of Restricted Stock to whom any rights hereunder have been transferred as provided herein.

        (f) "NEGOTIATED PURCHASE" means a transaction between CYBX and any person or group pursuant to which such person or group acquires from CYBX (or has the right to acquire from CYBX) CYBX Common Stock or any securities convertible into or exchangeable for voting stock or any other right to acquire voting stock. Notwithstanding the foregoing, the term "Negotiated Purchase" shall not include (i) any agreement between CYBX and any underwriter(s) in connection with a public offering, (ii) any agreement with any third party(ies) pursuant to which CYBX shares are being issued to acquire the third party or its business or assets where the number of shares of CYBX Common Stock to be issued by CYBX represents no more than the then effective Ownership Ceiling (if the issuance in an acquisition exceeds the then effective Ownership Ceiling, such issuance shall constitute a "Negotiated Purchase"), or (iii) issuances of CYBX Common Stock pursuant to any present or future compensatory stock or option plan or other compensatory issuances to employees and/or consultants.

        (g) "PERSON" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

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        (h) The terms" REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        (i) "REGISTRATION EXPENSES" shall mean all expenses, other than Selling Expenses (as defined below), incurred by CYBX in complying with Section 3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for CYBX, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of CYBX which shall be paid in any event by CYBX).

        (j) "RESTRICTED STOCK" shall mean the Shares, any other shares of CYBX Common Stock acquired by any Holder, including, without limitation, shares acquired as the result of a stock split, stock dividend or the like.

        (k) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        (l) "SELLING EXPENSES" shall mean all underwriting discounts selling commissions and stock transfer taxes applicable to the St. Jude's securities registered pursuant to this Agreement.

        (m) "CYBX COMMON STOCK" shall mean the Common Stock, $0.01 par value, of CYBX.

        (n) "TOTAL VOTING POWER OF CYBX" means the total number of votes which may be cast in the election of directors of CYBX at any meeting of stockholders of CYBX if all securities entitled to vote in the election of directors of CYBX were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

                                   SECTION 2
                RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL

    2.1  RESTRICTIONS ON TRANSFERABILITY.

        (a) COVENANT OF HOLDERS RE: TRANSFERS. Holders agree that they shall not sell, transfer, pledge, hypothecate, or otherwise dispose of any Restricted Stock now owned or hereafter acquired by them except as otherwise permitted by this Agreement. Transfers by a Holder of Restricted Stock shall be subject to CYBX's Right of First Refusal as described in Section 2.2 below. In addition, a Holder shall not, without the prior written consent of CYBX, directly or indirectly, sell or transfer any Restricted Stock except:

            (i) to CYBX or any person or group approved by CYBX; or

            (ii) to a Controlled Corporation, so long as such Controlled Corporation agrees to hold such Restricted Stock subject to all the provisions of this Agreement, including this Section 2.1, and agrees to transfer such Restricted Stock to St. Jude or another Controlled Corporation of St. Jude if it ceases to be a Controlled Corporation of St. Jude; or

           (iii) pursuant to a bona fide public offering registered under the Securities Act, including without limitation a registration pursuant to
       Section 3 hereof; or

            (iv) pursuant to Rule 144 under the Securities Act; or

            (v) in transactions not otherwise described herein so long as such transactions do not, directly or indirectly, result, to the best knowledge of a Holder, after reasonable inquiry, in any single person or group owning or having the right to acquire Restricted Stock with aggregate Voting Power of 5% or more of the Total Voting Power of CYBX then in effect; or

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            (vi) in response to an offer to purchase or exchange for cash or other consideration (a) which is made by or on behalf of CYBX, or (b) which is made by another person or group and is supported or not opposed by the Board of Directors of CYBX within the time such Board is required, pursuant to regulations under the Exchange Act, to advise CYBX's stockholders of such Board's position on such offer; or

           (vii) in the event of a merger or consolidation in which the holders of CYBX Common Stock prior to the merger or consolidation cease to hold, solely as a result of their ownership of CYBX Common Stock, at least 51% of the voting stock of the surviving entity, or pursuant to a plan of liquidation of CYBX.

        (b) NOTICES OF PROPOSED TRANSFERS. If a Holder wishes to sell Restricted Stock (other than in a registered offering pursuant to Section 3 hereof as to which the notice provisions thereof shall apply), it shall give notice (the "Transfer Notice") to CYBX in writing of such intention specifying the approximate number of the proposed purchasers or transferees, the amount of Restricted Stock proposed to be sold or transferred (the "Transfer Stock"), the proposed price per share therefor (the "Transfer Price"), which may be stated as "the market" price or a price tied to market price by a stated formula (e.g., "at a 10% discount from market price") and the other material terms upon which such disposition is proposed to be made. In addition, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder shall provide CYBX, at Holder's expense with either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to CYBX, addressed to CYBX, to the effect that the proposed transfer of the Transfer Stock may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of the Transfer Stock without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto.

    2.2 RIGHT OF FIRST REFUSAL. In the event of any proposed transfer of Restricted Stock (other than transfers specified in Section 2.1(a)(i), (ii),
(iii), (iv), (vi) and (vii) above), CYBX shall have the right to purchase the Transfer Stock on the terms set forth in this Section 2.2.

        (a) EXERCISE OF RIGHT OF FIRST REFUSAL. Within 30 calendar days after receipt of such Transfer Notice, CYBX shall give written notice to the Holder which gave the Transfer Notice of CYBX's intention to exercise its right of first refusal. CYBX's notice shall constitute an offer to purchase all but not part (unless otherwise agreed) of the Transfer Stock for cash per share equal to the Transfer Price, PROVIDED, that within such 30 day period CYBX shall also provide such Holder with evidence satisfactory to such Holder (by written commitment letter subject only to customary representations, diligence and documentation, letter of credit or otherwise) of its ability to finance such purchase.

        (b) CLOSING OF PURCHASE BY CYBX. If CYBX exercises its right of first refusal hereunder, the closing of the purchase of the Restricted Stock with respect to which such right has been exercised shall take place within 45 calendar days after receipt by CYBX of the Transfer Notice, which period of time shall be extended in order to comply with applicable securities laws and regulations. Upon exercise of its right of first refusal, CYBX and the selling Holder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

        (c) HOLDER'S RIGHT TO CONSUMMATE TRANSFER. If CYBX does not exercise its right of first refusal hereunder within the time specified for such exercise, the Holder shall be free, during the period of 90 calendar days following the expiration of such time for exercise, to sell the Transfer Stock on terms no less favorable to Holder than the terms specified in such Transfer Notice.

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        (d)  ASSIGNMENT OF RIGHTS.  In the event that CYBX elects to exercise a right of first refusal under this Section 2.2, CYBX may specify prior to closing such purchase another person as its designee to purchase the Transfer Stock. The designee selected by CYBX shall be one as to whom the transfer of the Transfer Stock may be effected without violation of the Securities Act or any applicable state securities laws; otherwise such attempted designation shall be void, and CYBX shall effect the purchase. If CYBX shall designate another person as the purchaser pursuant to this
    Section 2.2, the giving of notice of acceptance of the right of first refusal by CYBX shall constitute a legally binding obligation of CYBX to complete such purchase if such person shall fail to do so.

    2.3 RESTRICTIVE LEGENDS. Each certificate representing Restricted Stock shall be stamped or otherwise imprinted with legends substantially in the following form (in addition any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, INCLUDING ANY SALE, PLEDGE OR OTHER HYPOTHECATION, RIGHTS OF FIRST
REFUSAL AND VOTING OBLIGATIONS SET FORTH IN AN AGREEMENT DATED APRIL   , 1996
BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER AT ISSUER'S PRINCIPAL EXECUTIVE OFFICES.

    Holders consent to CYBX making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Agreement.

                                   SECTION 3
                              REGISTRATION RIGHTS

    3.1 REQUESTED REGISTRATION. The Holders shall have the right to request registration pursuant to this Section 3.1. This shall be in addition to the Holder's rights under Section 3.2. Any registration requested hereunder shall be structured to distribute such shares through an underwriter or otherwise in such a manner as should not result in a sale or sales of CYBX Common Stock with aggregate Voting Power of 5% or more of the Total Voting Power of CYBX then in effect being transferred to a single person or group.

        (a) REGISTRATION. In case CYBX shall receive from Holder(s) a written request that CYBX effect any registration, qualification or compliance with respect to Restricted Stock which represents no less than the lesser of
    (A)15% of CYBX Common Stock outstanding as of the date of the request (for purposes of determining the number of outstanding shares of CYBX Common Stock, a Holder may rely upon the number disclosed in CYBX's latest report filed under the Exchange Act), or (B) 80% of the Shares. CYBX will, as soon as practicable, use its best lawful efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities law and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be necessary or appropriate to permit or facilitate the sale and distribution of all of such Restricted Stock as are specified in such request; provided, however, that CYBX shall not be

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    obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1:

            (i) Prior to the earlier of (A) February 14, 1997 or (B) the date CYBX files its Quarterly Report on Form 10-Q for the quarter ended December 31, 1996;

            (ii) In any particular jurisdiction in which CYBX would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless CYBX is already subject to service in such jurisdiction and except as may be required by the Securities Act;

           (iii) During the period starting with the date sixty (60) days prior to CYBX's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of CYBX (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), providing that CYBX is actively employing in good faith all reasonable efforts to cause such registration statement to become effective (and provided, further, that CYBX cannot pursuant to this Section 3.1(a)(iii) delay imple-mentation of a demand for registration more than once in any 24-month period);or

            (iv) If CYBX shall furnish to such Holders a certificate signed by the President of CYBX stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to CYBX or its stockholders for a registration statement to be filed in the near future, then CYBX's obligation to use its best lawful efforts to register, qualify or comply under this Section 3.1 shall be deferred once (with respect to any demand for registration hereunder) for a period not to exceed ninety (90) days from the date of receipt of written request from St. Jude.

        Subject to the foregoing clauses (i) through (iv), CYBX shall file a registration statement covering the Restricted Stock so requested to be registered as soon as practicable, after receipt of the request of the Holder(s).

        (b)  UNDERWRITING.

            (i) In the event that either CYBX or the selling Holder(s) request that a registration be effected pursuant to an underwritten offering, the right of a Holder to registration pursuant to this Section 3.1 shall be conditioned upon such Holder's participation in the underwriting arrangements. CYBX shall (together with all Holders and other holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with a nationally respected investment banking firm selected by CYBX and reasonably acceptable to the selling Holder(s).

            (ii) If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to CYBX and the managing underwriter. The Restricted Stock so withdrawn shall also be withdrawn from registration, and such Restricted Stock shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

        (c) INCLUSION OF OTHER SHARES OF CYBX COMMON STOCK. In connection with any registration pursuant to this Section 3.1, CYBX and other holders of CYBX Common Stock may include shares in such registration; provided, however, that if, in connection with an underwritten offering, the managing underwriter determines that marketing conditions require a limitation on the number of shares to be sold, then shares shall be included in the following priority and order:

            (i) The Restricted Stock requested to be sold by Holder(s) shall first be included;

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            (ii) If marketing conditions permit additional shares to be included, then capacity shall be allocated among the other holders of CYBX Common Stock pro rata based upon the number of shares requested to be included in the registration (to facilitate the allocation of shares in accordance with the above provisions, CYBX or the underwriters may round the number of shares allocated to any holder to the nearest 100 shares);

           (iii) If marketing conditions permit additional shares to be included, then such remaining capacity shall be allocated to CYBX.

        (d) EXPENSES OF REGISTRATION. Registration Expenses incurred in connection with the registration pursuant to this Section 3.1 shall be borne as follows:

            (i) If the registration relates solely to Restricted Stock being registered on behalf of Holder(s), CYBX on the one hand and selling Holder(s) on the other shall bear all of such expenses on a 50%/50% basis as to the first such registration pursuant to this Section 3.1(a) and selling Holder(s) shall bear all of such expenses in connection with any subsequent registration(s) pursuant to this Section 3.1;

            (ii) If the registration includes Restricted Stock being registered on behalf of Holder(s) and stock being sold for the account of other holders or the account of CYBX, then such Holder(s) shall bear a pro rata portion of all of such expenses based upon the total number of shares included in the registration.

    All Selling Expenses relating to securities registered on behalf of Holder(s) registering securities shall be borne by such Holder(s) pro rata on the basis of the number of shares so registered regardless of whether any other shares are included in the registration.

    3.2  PIGGY-BACK REGISTRATION.

        (a) NOTICE OF REGISTRATION. If at any time or from time to time CYBX shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, CYBX will:

            (i) promptly give to each Holder written notice thereof; and

            (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Restricted Stock specified in a written request or requests, made within 20 days after receipt of such written notice from CYBX, by any Holder.

        (b)  UNDERWRITING.

            (i) If the registration of which CYBX gives notice is for a registered public offering involving an underwriting, CYBX shall so advise the Holders as a part of the written notice given pursuant to
       Section 3.2(a). In such event the right of any Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Restricted Stock in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with CYBX and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by CYBX. Notwithstanding any other provision of this
       Section 3.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude some or all Restricted Stock from such registration. In the event that the number of shares of Restricted Stock to be included in a registration shall be limited pursuant to the foregoing, CYBX shall so advise all Holders, and the

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
       number of shares of Restricted Stock that may be included in the registration and underwriting shall be allocated among all Holder(s) thereof (and other holders of CYBX Common Stock who are contractually entitled to register their shares of CYBX Common Stock) in proportion, as nearly as practicable, to the respective amounts of securities then held by Holders and such other holders requesting to have shares included in such registration. To facilitate the allocation of shares in accordance with the above provisions, CYBX may round the number of shares allocated to any Holder to the nearest 100 shares.

            (ii) If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to CYBX and the managing underwriter. The Restricted Stock so withdrawn shall also be withdrawn from registration, and such Restricted Stock shall not be transferred in a public distribution prior to 180 days (or such shorter period of time as the underwriters may require) after the effective date of such registration; provided, however, that the restriction provided herein shall not exceed the duration of any similar restrictions required of other CYBX stockholders.

        (c) RIGHT TO TERMINATE REGISTRATION. CYBX shall have the right to terminate or withdraw any registration initiated by it under this Section
    3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        (d) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with a registration pursuant to this Section 3.2 shall be borne by CYBX. All Selling Expenses relating to securities registered on behalf of the Holders or other holders registering securities shall be borne by the Holders or holders of such securities pro rata on the basis of the number of shares so registered.

    3.3 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by CYBX pursuant to this Agreement, CYBX agrees as follows:

        (a) INFORM HOLDER(S). CYBX will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof.

        (b) PREPARE AND FILE REGISTRATION STATEMENT. CYBX will prepare and file with the Commission a registration statement with respect to such securities and use its best lawful efforts to cause such registration statement to become and remain effective for one hundred and twenty (120) days or, if earlier, until the distribution described in the Registration Statement has been completed;

        (c) FURNISH PROSPECTUSES. CYBX will furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and Holder notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any NASDAQ listing;

        (d) COMFORT LETTER. CYBX will furnish to each prospective seller a signed "comfort" letters signed by the independent public accountants who have certified CYBX's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuers' counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

    3.4  INDEMNIFICATION.

        (a) INDEMNIFICATION BY CYBX. To the extent permitted by law, CYBX will indemnify each Holder participating in a registration pursuant to this Agreement, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the

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Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by CYBX of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to CYBX in connection with any such registration, qualification or compliance, and CYBX will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that CYBX will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to CYBX by such Holder, controlling person or underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter or (if there is no underwriter) any Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

        (b) INDEMNIFICATION BY HOLDERS. To the extent permitted by law, each Holder will, if Restricted Stock held by such Holder is included in the securities as to which such registration, qualification or compliance is being effected, indemnify CYBX, each of its directors and officers, each underwriter, if any, of CYBX's securities covered by such a registration statement, each person who controls CYBX or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder or holder, each of its officers and directors and each person controlling such other Holder or holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse CYBX, such Holders or holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CYBX by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of CYBX, any underwriter or (if there is no underwriter) any Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

        (c) NOTICE OF INDEMNIFICATION CLAIMS. Each party entitled to indemnification under this Section 3.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate or different defenses in which event the Indemnified Party/Parties shall be entitled to engage a single separate counsel to represent them in such matter and the Indemnifying Party shall reimburse the Indemnified Party/Parties for the reasonable attorneys fees and expenses incurred in connection with such defense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

        (d)  CONTRIBUTION.  If the indemnification provided for in this Section
    3.4 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by CYBX on the one hand and all stockholders offering securities in the offering (the "Selling Stockholders") on the other from the offering of CYBX securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CYBX on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by CYBX on the one hand and the Selling Stockholders on the other shall be the net proceeds from the offering (before deducting expenses) received by CYBX on the one hand and the Selling Stockholders on the other. The relative fault of CYBX on the one hand and the Selling Stockholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by CYBX or by the Selling Stockholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. CYBX and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 3.4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above in this Section 3.4(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the provisions of Section 3.4(c) hereof. Notwithstanding the provisions of this Section 3.4(d), no Selling Stockholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Stockholder. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    3.5 INFORMATION BY HOLDERS. The Holder(s) of Restricted Stock included in any registration shall furnish to CYBX such information regarding such Holder(s), the Restricted Stock and the distribution proposed by such Holder(s) as CYBX may request and as shall be required in connection with any registration, qualification or compliance referred to in Section 3. In the event that a Holder fails to provide the information required by this Section, Restricted Stock held by such Holder shall be excluded from such registration and such Holder shall be deemed to have forever waived and terminated its rights to registration under this Agreement.

    3.6 RULE 144 REPORTING. So long as a Holder owns any Restricted Stock, CYBX agrees to furnish to such Holder forthwith upon request a written statement by CYBX as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of CYBX, and such other reports and documents of CYBX and other information in the possession of or reasonably obtainable by CYBX as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

    3.7  TRANSFER OF REGISTRATION RIGHTS.  The rights granted to St. Jude under
Section 3 may be assigned to a Controlled Corporation or to any other transferee acquiring shares of Restricted Stock in a transaction which has been effected in compliance with Section 2 hereof in connection with any transfer or assignment of Restricted Stock provided that transferee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, no registration rights will transfer in connection with a transfer of Restricted Stock pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act.

    3.8 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted in this Section 3 shall terminate as to any shares of Restricted Stock at the earlier of (i) the time such shares are transferred in a registered offering or pursuant to Rule 144, (ii) at such time as the Holder thereof may legally sell all Restricted Stock held by it in any single three month period or (iii) five years from the date St. Jude first acquired the Shares.

                                   SECTION 4
                             COVENANTS OF ST. JUDE

    4.1  LIMITATION ON OWNERSHIP OF CYBX COMMON STOCK.

        (a) Unless CYBX otherwise agrees in writing, Holder(s) shall not (and shall not permit any subsidiary to directly or indirectly) acquire beneficial ownership of any CYBX Common Stock, any securities convertible into or exchangeable for CYBX Common Stock, or any other right to acquire CYBX Common Stock or authorize or make a tender, exchange or other offer, except (i) by way of stock dividends or other distributions or offerings made available to holders of any CYBX Common Stock generally or (ii) pursuant to the Merger Agreement, if the effect of such acquisition would be to increase the Voting Power of all CYBX Common Stock then owned by Holders or which they have a right to acquire to more than the percentage of the Total Voting Power of CYBX which Holders, in the aggregate, are entitled to hold at such time as provided in this Section 4.1 (the "Ownership Ceiling"). The Ownership Ceiling shall initially be nineteen percent (19%), subject to adjustment as provided in Section 4.1(b).

        (b) Holders may acquire CYBX Common Stock without regard to the limitations in this Section 4.1 if: (i) a tender offer is made (as evidenced by the filing with the Commission of a Schedule 14D-1 (or any successor schedule or form promulgated or adopted for such purpose by the

    Commission) and the actual dissemination of tender offer materials to security holders) by another person or group to purchase or exchange for cash or other consideration any CYBX Common Stock which, if successful, would result in such person or group owning or having the right to acquire shares of CYBX Common Stock with aggregate Voting Power of at least a majority of the Total Voting Power of CYBX then in effect; PROVIDED, this clause (i) shall not be effective until such time as St. Jude, in the exercise of the reasonable judgment of its Board of Directors shall reasonably conclude that such tender offeror can finance such tender offer; or (ii) another entity or group (other than an entity or group not required to file a Schedule 13D pursuant to Rule 13d-1(b)(1) under the Securities Exchange Act of 1934) acquires CYBX Common Stock with aggregate Voting Power of at least 25% of the then Total Voting Power of CYBX, other than pursuant to a Negotiated Purchase.

        (c) If Holder(s) sell any CYBX Common Stock (other than a sale or other transfer to a Controlled Corporation), the percentage ownership in the Total Voting Power of CYBX which Holders are entitled to own as provided in this
    Section 4.1 shall be reduced by the percentage amount of such sale; and

        (d) Holders will not be obligated to dispose of any shares of CYBX Common Stock if the aggregate percentage ownership of Holders is increased as a result of a recapitalization of CYBX or a repurchase of securities by CYBX or any other action taken by CYBX or its affiliates, but Holders shall not acquire any additional CYBX Common Stock unless such acquisition would otherwise be permitted under this Agreement. If, after Holders have acquired CYBX Common Stock in response to the acquisition of CYBX Common Stock by another person or group, as permitted by Section 4.1(b), then Holders shall not be obligated to dispose of any shares of CYBX Common Stock, but will continue to be bound by the restrictions on acquiring additional shares of CYBX Common Stock.

    4.2  VOTING.

        (a) Holders shall take such action as may be required so that all shares of CYBX Common Stock owned by Holders are voted for nominees to the Board of Directors of CYBX in accordance with the recommendation of the Board of Directors. The provisions of this Section 4.2(a) shall terminate on July 1, 1998; provided, however, that the provisions of Section 4.4 shall remain in effect for so long as any Holder continues to hold CYBX Common Stock.

        (b) Unless CYBX otherwise consents in writing, Holders shall take such action as may be required so that all shares of CYBX Common Stock owned by Holders are voted in accordance with the recommendations of the Board of Directors on all other matters to be voted on by holders of CYBX Common Stock, or, if a Holder objects to the recommendation of CYBX's Board of Directors, then such Holder shall vote its shares of CYBX Common Stock in the same proportion as the stockholders (other than the other objecting Holders) have voted on the matter. The provisions of this Section 4.2(b) shall remain in effect for so long as any Holder continues to hold CYBX Common Stock.

        (c) Holders, as the holders of shares of CYBX Common Stock, shall be present, in person or by proxy, at all meetings of stockholders of CYBX so that all shares of CYBX Common Stock beneficially owned by them may be counted for the purposes of determining the presence of a quorum at such meetings and to vote such CYBX Common Stock as provided herein.

    4.3 VOTING TRUST, ETC. Holders shall not deposit any shares of CYBX Common Stock in a voting trust or, except as otherwise provided herein, subject any CYBX Common Stock to any proxy, arrangement or agreement with respect to the voting of such CYBX Common Stock other than a proxy granted to the proxy holder(s) designated by CYBX's Board of Directors.

    4.4 SOLICITATION OF PROXIES. Without CYBX's prior written consent, Holders shall not solicit proxies with respect to any CYBX Common Stock, nor shall it become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the election of directors of CYBX).

    4.5 ACTS IN CONCERT WITH OTHERS. Except as contemplated herein with regard to the assignment of rights to Controlled Corporations, Holders shall not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of CYBX Common Stock.

                                   SECTION 5
                                OTHER AGREEMENTS

    5.1 BOARD OBSERVER RIGHTS. For so long as Holders hold Common Stock representing at least 10% of the Total Voting Power of CYBX, St. Jude shall have the right to have one representative observe all meetings of CYBX's Board of Directors. St. Jude shall designate its representative who shall be reasonably acceptable to CYBX. Except where the designated representative has left the employ of St. Jude, St. Jude may not change its representative more than once in any 12 month period. CYBX shall provide to the representative notice of meetings of the Board, and copies of such materials as are provided to directors, at the same time as given to directors. Notwithstanding the foregoing, if, in the reasonable judgment of CYBX, a conflict may exist between CYBX and St. Jude with respect to a matter to be considered by CYBX Board of Directors, CYBX may (i) exclude St. Jude's representative from the portion(s) of any meeting at which such matter(s) are to be discussed and (ii) omit from materials sent to the representative any materials relating to such matter(s). St. Jude acknowledges that, as a result of its participation in board meetings and receipt of board materials, it will regularly have material nonpublic information about CYBX, and thereby agrees that it will, and will cause any St. Jude personnel who have access to such information, to adhere to CYBX's Insider Trading Policy, copies of which have been provided to St. Jude and to comply with all applicable state and federal securities laws relating to insider trading.

    5.2 CONFIDENTIAL INFORMATION. CYBX may from time to time pursuant to this Agreement disclose to St. Jude certain confidential information. St. Jude agrees that the provisions of those certain confidentiality agreements between CYBX and St. Jude dated as of June 6, 1995 and October 17, 1995 shall govern the use and disclosure of confidential information received hereunder; PROVIDED, HOWEVER, that, notwithstanding the terms of such agreements, such agreements shall be deemed to remain in effect for so long as St. Jude shall have a right to receive information hereunder. St. Jude's obligation to hold confidential information in confidence expires on the seventh anniversary of the date of disclosure.

                                   SECTION 6
                                 MISCELLANEOUS

    6.1 TERMINATION. This Agreement shall automatically terminate upon that date which is one year after the later of: (i) termination of the Merger Agreement; (ii) termination of the Purchase Agreement; or (iii) assuming that St. Jude has purchased shares of CYBX Common Stock pursuant to the Purchase Agreement, the date on which all Holders may sell all shares of Restricted Stock held by them in a single three month period. The restrictions in this Agreement shall not apply to any purchaser of Restricted Stock (other than a Controlled Corporation or other affiliate of St. Jude or of any Controlled Corporation) to whom none of the rights of a Holder are transferred as provided herein.

    6.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO CONTRACTS ENTERED INTO SOLELY BETWEEN RESIDENTS OF, AND TO BE PERFORMED ENTIRELY WITHIN, SUCH STATE.

    6.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party PROVIDED, without the consent of CYBX, St. Jude may assign this Agreement as provided herein to any Controlled Corporation.

    6.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against which enforcement of any such amendment, waiver, discharge or termination is sought.

    6.5 NOTICES AND DATES. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

       (a) if to CYBX, to it at:

           Cyberonics, Inc.

           17448 Highway 3, Suite 100

           Webster, TX 77598-4138

           Attention: President

           with a copy to:

           Kenneth M. Siegel

           Wilson, Sonsini, Goodrich & Rosati

           650 Page Mill Road

           Palo Alto, CA 94304

       (b) if to St. Jude, to it at:

           St. Jude Medical, Inc.

           One Lillehei Plaza

           St. Paul, MN 55117

           Attention: President

    with a copy addressed as set forth above but to the attention of: General Counsel.

    All such notices and communications shall be effective when received by the addressee. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

    6.6 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    6.7 COSTS AND EXPENSES. Except as provided with respect to Registration Expenses, each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

    6.8 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

                                          CYBERONICS, INC.

                                          By: /s/ ROBERT P. CUMMINS
                                             -----------------------------------

                                                      Robert P. Cummins
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

                                          ST. JUDE MEDICAL, INC.

                                          By: /s/ RONALD A. MATRICARIA
                                             -----------------------------------

                                          Name: Ronald A. Matricaria
                                               ---------------------------------

                                          Title: President and Chief Executive
                                          Officer
                                               ---------------------------------